DEBEVOISE & PLIMPTON
                                             875 THIRD AVENUE
                                            NEW YORK, NY 10022
                                              (212) 909-6000




                                                                January 29, 1998


The Equitable Companies                       Equitable Capital Trust III
  Incorporated                                1290 Avenue of the Americas
1290 Avenue of the Americas                   New York, New York 10104
New York, New York 10104

Equitable Capital Trust I                     Equitable Capital Trust IV
1290 Avenue of the Americas                   1290 Avenue of the Americas
New York, New York 10104                      New York, New York 10104

Equitable Capital Trust II
1290 Avenue of the Americas
New York, New York 10104


           The Equitable Companies Incorporated
                Equitable Capital Trust I
                Equitable Capital Trust II
               Equitable Capital Trust III
                Equitable Capital Trust IV
            Registration Statement on Form S-3
            ----------------------------------

Ladies and Gentlemen:




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The Equitable Companies
  Incorporated
Equitable Capital Trust I
Equitable Capital Trust II
Equitable Capital Trust III
Equitable Capital Trust IV    2                                 January 29, 1998

                  We have acted as special counsel to The Equitable Companies Incorporated, a Delaware corporation ("Equitable"), and Equitable Capital Trust I, Equitable Capital Trust II, Equitable Capital Trust III and Equitable Capital Trust IV, each a statutory business trust organized under the laws of the State of Delaware (each, an "Equitable Capital Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), including a preliminary prospectus (the "Base Prospectus") relating to the public offering of up to $1,000,000,000 in aggregate principal amount of (i) debt securities of Equitable, which may either be senior debt securities (the "Senior Debt Securities") to be issued pursuant to a Senior Indenture (the "Senior Indenture") between Equitable and The Chase Manhattan Bank, formerly known as Chemical Bank, as trustee (the "Senior Trustee") or subordinated debt securities ("Subordinated Debt Securities") to be issued pursuant to a Subordinated Indenture (the "Subordinated Indenture") between Equitable and State Street Bank and Trust Company, as successor to Shawmut Bank Connecticut, National Association, as trustee (the "Subordinated Trustee"), (ii) such indeterminate number of shares of common stock of Equitable, par value $0.01 per share (the "Common Stock"), as may be issuable in exchange for or upon conversion of any Senior Debt Security or Subordinated Debt Security that provides for conversion or exchange into Common Stock or (iii) preferred securities representing preferred undivided beneficial interests in the assets of the Equitable Capital Trusts (the "Preferred Securities"). The proceeds of an offering of Preferred Securities by an Equitable Capital Trust (together with the proceeds from the issuance of common interests in such




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The Equitable Companies
  Incorporated
Equitable Capital Trust I
Equitable Capital Trust II
Equitable Capital Trust III
Equitable Capital Trust IV    3                                 January 29, 1998

Equitable Capital Trust) will be loaned by such Equitable Capital Trust to Equitable and such loan will be evidenced by junior subordinated debt securities, to be issued pursuant to supplemental indentures to a Junior Subordinated Indenture between Equitable and The Bank of New York, as Trustee (the "Junior Subordinated Indenture"). In addition, certain payment obligations of the respective Equitable Capital Trusts with respect to the Preferred Securities of such Equitable Capital Trust will be guaranteed (on a subordinated basis) by Equitable pursuant to a Preferred Securities Guarantee (each, a "Guarantee", and collectively, the "Guarantees") to be executed by Equitable for the benefit of holders of Preferred Securities of such Equitable Capital Trust.

                  In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

                  Based upon the foregoing, we are of the following opinion:

                  1. Equitable is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  2. When (i) the issuance, execution and delivery of (a) supplemental indentures ("Senior Supplemental Indentures") to the Senior Indenture and (b) the Senior Debt Securities have been duly authorized by all necessary corporate action of Equitable and (ii) a





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The Equitable Companies
  Incorporated
Equitable Capital Trust I
Equitable Capital Trust II
Equitable Capital Trust III
Equitable Capital Trust IV    4                                 January 29, 1998

         Senior Supplemental Indenture has been duly executed and delivered by Equitable and the Senior Trustee and Senior Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto and in accordance with the Senior Indenture and such Senior Supplemental Indenture, assuming the terms of such Senior Debt Securities are in compliance with then applicable law, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of Equitable enforceable against Equitable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity (whether considered in a proceeding at law or in equity).

                  3. When (i) the issuance, execution and delivery of (a) supplemental indentures ("Subordinated Supplemental Indentures") to the Subordinated Indenture and (b) Subordinated Debt Securities have been duly authorized by all necessary corporate action of Equitable, and
         (ii) a Subordinated Supplemental Indenture has been duly executed and delivered by Equitable and the Subordinated Trustee and the Subordinated Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and such Subordinated Supplemental Indenture, assuming the terms of such Subordinated Debt Securities





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The Equitable Companies
  Incorporated
Equitable Capital Trust I
Equitable Capital Trust II
Equitable Capital Trust III
Equitable Capital Trust IV   5                                  January 29, 1998

         are in compliance with then applicable law, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of Equitable enforceable against Equitable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity (whether considered in a proceeding at law or in equity).

                  4. If the Senior Debt Securities or the Subordinated Debt Securities are exchangeable or convertible into Common Stock, when (i) the terms of the issuance of the Common Stock shall have been duly authorized by all necessary corporate action of Equitable and (ii) the shares of Common Stock shall have been issued in exchange for or upon conversion of such Senior Debt Securities or Subordinated Debt Securities as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to such Senior Debt Securities or Subordinated Debt Securities, in accordance with the terms of the Senior Debt Securities or Subordinated Debt Securities and the applicable Senior Supplemental Indenture or Subordinated Supplemental Indenture, as the case may be, assuming that Equitable has reserved for issuance the requisite number of shares of Common Stock, the shares of Common Stock so issued will be duly authorized, validly issued, fully paid and nonassessable.

                  5. When (i) the execution and delivery of any Guarantee shall have been duly authorized by all





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The Equitable Companies
  Incorporated
Equitable Capital Trust I
Equitable Capital Trust II
Equitable Capital Trust III
Equitable Capital Trust IV   6                                  January 29, 1998

         necessary corporate action of Equitable, (ii) such Guarantee shall have been duly executed and delivered by Equitable, (iii) the Preferred Securities to which such Guarantee relates have been duly issued and sold and the purchase price therefor has been received by the respective Equitable Capital Trust and (iv) the Guarantee shall have been qualified under the Trust Indenture Act of 1939, as amended, such Guarantee will constitute a valid and legally binding obligation of Equitable, enforceable against Equitable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the rights of creditors generally and to general principles of equity (whether considered in a proceeding in equity or at law).

                  We note that, as of the date of this opinion, a judgment for money in an action based on a debt security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular debt security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a debt security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such debt security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the debt security is denominated, and such judgment would be





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The Equitable Companies
  Incorporated
Equitable Capital Trust I
Equitable Capital Trust II
Equitable Capital Trust III
Equitable Capital Trust IV   7                                  January 29, 1998

converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

                  Our opinion expressed above is limited to the laws of the State of New York, the Delaware General Corporation Law, and the federal laws of the United States of America.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Base Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,


                                                     /s/ Debevoise & Plimpton





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